UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 3, 2008
Date of report (Date of earliest event reported)
HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E.,
Hutchinson, Minnesota	55350

(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.
     On December 3, 2008, the Board of Directors of the Company amended the restated by-laws of the Company. The amendments clarify that advance notices of shareholder proposals and director nominations by shareholders must contain a description of all securities or contracts, with a value derived in whole or in part from the value of any Company shares, held by or to which the shareholder is a party. In the case of a shareholder proposal, the notice must also describe any agreements the shareholder has with other entities in connection with each proposal. In the case of a shareholder nomination, the notice must also describe the shareholder’s relationships with each proposed nominee.
     The Company’s restated by-laws, as amended, are attached as Exhibit 3.1 and incorporated by reference in this Current Report on
Form 8-K.
Item 8.01. Other Events.
     On December 9, 2008, the Company announced a restructuring plan. A press release announcing the restructuring plan is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
3.1	Restated By-Laws, as amended December 3, 2008, of Hutchinson Technology Incorporated

99.1	Press Release dated December 9, 2008, regarding restructuring plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: December 9, 2008	/s/ John A. Ingleman John A. Ingleman Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

3.1	Restated By-Laws, as amended December 3, 2008, of Hutchinson Technology Incorporated	Filed Electronically

99.1	Press Release dated December 9, 2008, regarding restructuring plan	Filed Electronically